UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):      April 8th, 2003

Banyan Corporation
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, California 90067-2700
(address of principal executive offices)                 (Zip Code)

Registrant's telephone number, with area code:       (800) 808-0899

ITEM 1.      Changes in Control of Registrant

Not Applicable

ITEM 2.      Acquisition or Disposition of Assets

Not Applicable

ITEM 3.      Bankruptcy or Receivership

Not Applicable

ITEM 4.       Changes in Registrant's Certifying Accountant

Not Applicable

ITEM 5.      Other Events and Regulation FD Disclosure

On April 8th, 2003 the Registrant publicly disseminated a press release announcing that has created a wholly owned subsidiary, Banyan Financial Services, Inc., which will provide practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities. In particular, the company was created primarily to assist the Registrant’s subsidiary, Chiropractic USA, Inc.’s franchisees by offering affordable practice finance options. Banyan Financial Services, Inc. is headquartered in New Jersey, with Mark Eric Bailey as President. Mr. Bailey has been actively engaged in business finance for the past 25 years.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

ITEM 6.      Resignations of Registrant's Directors

Not applicable.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired Not Applicable

(b)	Pro forma financial information Not Applicable

(c)	Exhibits

The following Exhibits are filed as a part of this disclosure statement: 99.1 The Registrant’s Press Release dated April 8th, 2003.

ITEM 8.      CHANGES IN FISCAL YEAR.

Not Applicable

ITEM 9.      REGULATION FD DISCLOSURE.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date:	April 11th, 2003	/s/ Michael J. Gelmon
Michael J. Gelmon
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit		Sequential
Number	Description	Page Number

99.1	The Registrant’s Press Release dated April 8th, 2003

Exhibit 99.1

See attached.

FOR IMMEDIATE RELEASE
Please Contact:	Banyan Corporation Investor Relations (800) 808-0899, Michael Gelmon e-mail: mgelmon@telusplanet.net www.Banyancorp.com www.ChiropracticUSA.net
PRESS RELEASE

BANYAN ANNOUNCES CREATION OF
SUBSIDIARY - BANYAN FINANCIAL SERVICES, INC.

Los Angeles, California April 8th, 2003 - (PRIMEZONE via COMTEX) – Banyan Corporation (OTCBB: BANY) is pleased to announce the creation of Banyan Financial Services, Inc. (Banyan Financial), a wholly-owned subsidiary, to provide practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities. Initially created to assist Chiropractic USA franchisees and the Chiropractic community by offering affordable practice finance options, Banyan Financial will serve other healthcare professionals and the healthcare services community as well.

Banyan Corporation created Chiropractic USA, Inc (“Chiropractic USA”) in 2001 to establish a national franchise brand in Chiropractic. In July 2002, Chiropractic USA acquired a chain of Chiropractic Clinics in Louisiana to serve as the Chiropractic USA flagship. In January 2003, Chiropractic USA commenced its franchise program and is now actively growing via the franchise model.

Banyan Financial, headquartered in New Jersey, is please to announce the appointment of Mark Eric Bailey as President. Whereas Banyan Corporation’s President, Cory Gelmon and CEO, Michael Gelmon are franchise lawyers who created Domino’s Pizza of Canada Ltd. and built the Domino’s system in Canada to 200 stores before selling out, Mr. Bailey has been actively engaged in real estate, development and business finance for the past 25 years. He founded Capital4Healthcare andCapital4Business years ago to serve the healthcare and small business communities respectively.

Mr. Bailey stated, “I am deeply honored by this opportunity to participate with Michael Gelmon & Cory Gelmon in the development of yet another future Banyan success story. We at Banyan Financial see ourselves as a specialty finance firm, which will develop affordable private label finance solutions for our healthcare clients and their patients. Our Chiropractic finance program has already successfully commenced, and we expect to complete $25 million in practice finance solutions over the next 12 months, primarily within the Chiropractic community.”

Banyan Corporation CEO Michael Gelmon commented: “The formation of Banyan Financial will be instrumental in expediting the growth of Chiropractic USA by providing excellent finance solutions to new practitioners flying the Chiropractic USA banner, as well as to those practitioners who wish to refinance.”

Banyan Corporation President Cory Gelmon concluded: “A key component in our franchise model is to have sources of capital readily available to qualified franchisees. Banyan Financial has established excellent finance packages for a variety of different needs - including new graduates or associates who wish to open Chiropractic USA franchised Clinics and require start up capital, or established practitioners who are converting their clinics to Chiropractic USA. With Banyan Financial and Mr. Bailey at their service, the Chiropractic USA growth should exceed our expectations.”

For more information on Banyan Financial, please contact Banyan Financial at 1-888-285-4237 or visit www.BanyanFinancialServices.com. For more information on Chiropractic USA, please contact 1-800-808-0899 or visit www.ChiropracticUSA.net.

Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses. Currently the company’s subsidiary, Chiropractic USA, Inc., is focusing on the development of branded Chiropractic clinics throughout North America by way of acquisitions of existing clinics as well as franchising Chiropractic clinics under its marks and uniform operating systems and practices. The company’s other subsidiary, Banyan Financial Services, Inc. is providing practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

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